EXHIBIT 99.1

                            July 26, 2007

NORTHERN STATES FINANCIAL
 SECOND QUARTER NET INCOME INCREASES 14.8 PERCENT

Improvement to Net Interest Income
 Assists Earnings Growth

WAUKEGAN, IL, July 26, 2007 – Northern States Financial Corporation (Nasdaq: NSFC), holding company for NorStates Bank, today reported earnings for the second quarter of 2007 of $1,047,000, or $.25 per share, compared with $912,000, or $.21 per share, for the like quarter of 2006, an increase of 14.8 percent.

For the six months ended June 30, 2007, net income was $2,576,000, or $.61 per share, an increase of  $1,121,000, or 77.0 percent, compared with $1,455,000, or $.34 per share, for the first half of 2006.  This increase resulted from an improvement in nonperforming assets allowing the Company to restore $1.4 million to income by reducing its allowance for loan and lease losses during the first quarter of 2007.  Higher year-to-date net interest income also contributed to the increase.

During the second quarter of 2007, the Company’s net interest income increased $138,000 to $4,480,000 compared with $4,342,000 for the second quarter of 2006.  Net interest income for the second quarter of 2006 included a one-time collection of $307,000 of interest on nonaccrual lease pools.  Without this one-time collection last year, net interest income would have increased $445,000 in the second quarter of the current year.  The increased net interest income in the second quarter of 2007 is attributable to the stable interest rate environment this year coupled with the Company’s restructuring of its balance sheet.

As part of its balance sheet restructuring since the beginning of the year, the Company increased its higher yielding short-term investments while lowering its more costly interest bearing deposits and borrowings.  Government sponsored securities in the amount of $80.5 million matured through June 30, 2007.  The absence of these lower earning securities has increased the yield on the remaining government sponsored portfolio to 4.20 percent at June 30, 2007 compared with 3.63 percent at December 31, 2006.

A portion of the proceeds from these maturing securities was redeployed into higher yielding federal funds sold.  The balance of the proceeds was used to redeem higher cost interest bearing deposits and borrowings.  Interest bearing deposits decreased by $23.9 million since year-end.  Borrowings in the form of securities sold under repurchase agreements and Federal Home Loan Bank term advances were reduced $13.4 million and $5.0 million, respectively, since December 31, 2006.

NSFC Press Release
July 26, 2007

Earnings were also impacted favorably during the second quarter of 2007 by an increase to noninterest income of $126,000, which included an increase of $67,000 in service fees on deposits and a reduction to noninterest expense of $39,000 as compared with the same quarter of 2006.  Most of the decrease to noninterest expense is attributed to a decline in salaries and employee benefits as the Company’s restructuring reduced overhead.

On June 1, 2007 a cash dividend of $.35 per share was paid to stockholders, unchanged from the previous dividend paid December 1, 2006.

Northern States Financial Corporation is the holding company for NorStates Bank, a full-service commercial bank with eight branches in Lake County, Illinois.  NorStates Bank is the successor to financial institutions dating to 1919.  NorStates Bank serves the populations of northeastern Illinois and southeastern Wisconsin.

Forward-Looking Information

Statements contained in this news release that are not historical facts may constitute forward-looking statements (within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended), which involve significant risks and uncertainties.  The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of invoking these safe harbor provisions.  Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by the use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “plan,” or similar expressions.  The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain and actual results may differ from those predicted.  The Company undertakes no obligation to update these forward-looking statements in the future.  Factors that could have a material adverse effect on the operations and could affect the outlook or future prospects of the Company and its subsidiaries include, but are not limited to, the potential for further deterioration in the credit quality of the Company’s loan and lease portfolios, uncertainty regarding the Company’s ability to ultimately recover on the surety bonds relating to equipment lease pools and other loans currently on nonaccrual status, unanticipated changes in interest rates, general economic conditions, increasing regulatory compliance burdens or potential legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, the quality or composition of the Company’s loan or investment portfolios, deposit flows, competition, demand for loan products and financial services in the Company’s market area, and changes in accounting principles, policies and guidelines.  These risks and uncertainties should be considered in evaluating forward-looking statements.

For Additional Information, Contact:
Fred Abdula, Chairman of the Board (847) 244-6000 Ext. 238
Websites: www.nsfc.com
                  www.nsfc.net

NSFC Press Release
July 26, 2007

NORTHERN STATES FINANCIAL CORPORATION
KEY PERFORMANCE DATA
($ 000’s, except per share data)

Quarter ended June 30:	2007	2006
Net Income	$1,047	$912
Basic Earnings Per Share	$.25	$.21
Return on Average Assets	.62%	.53%
Return on Average Equity	5.81%	5.12%
Efficiency Ratio	73.62%	77.76%
Yield on Interest Earning Assets	6.12%	5.62%
Cost of Interest Bearing Liabilities	3.83%	3.47%
Net Interest Spread	2.29%	2.15%
Net Yield on Interest Earning Assets	2.86%	2.68%

Six months ended June 30:	2007	2006
Net Income	$2,576	$1,455
Basic Earnings Per Share	$.61	$.34
Return on Average Assets	.75%	.41%
Return on Average Equity	7.19%	4.09%
Efficiency Ratio	78.41%	82.06%
Yield on Interest Earning Assets	5.94%	5.42%
Cost of Interest Bearing Liabilities	3.85%	3.37%
Net Interest Spread	2.09%	2.05%
Net Yield on Interest Earning Assets	2.67%	2.55%

NSFC Press Release
July 26, 2007

NORTHERN STATES FINANCIAL CORPORATION
KEY PERFORMANCE DATA
($ 000’s, except per share data)

	June 30, 2007	Dec. 31, 2006
Total Assets	$666,254	$710,009
Total Loans and Leases	377,847	373,715
Total Deposits	496,850	522,596
Total Stockholders’ Equity	73,128	71,463
Nonperforming Loans and Leases	6,609	8,182
Nonperforming Loans and Leases to Total Loans and Leases	1.75%	2.19%
Impaired Loans and Leases	$5,805	$9,500
Book Value per Share	$17.22	$16.88
Number of Shares Outstanding	4,178,105	4,233,105

NORTHERN STATES FINANCIAL CORPORATION
DIVIDEND HISTORY

	June 1	December 1	Total
2002	$.53	$.53	$1.06
2003	.54	.54	1.08
2004	.55	.55	1.10
2005	.55	.07	.62
2006	.30	.35	.65
2007	.35

NSFC Press Release
July 26, 2007

NORTHERN STATES FINANCIAL CORPORATION
CONSOLIDATED BALANCE SHEETS
June 30, 2007 and December 31, 2006 (In thousands of dollars) (Unaudited)
Assets	June 30, 2007	December 31, 2006
Cash and due from banks	$14,823	$19,023
Interest bearing deposits in financial institutions - Maturities less than 90 days	188	885
Federal funds sold	46,593	10,078
Total cash and cash equivalents	61,604	29,986
Securities available for sale	198,362	279,056
Loans and leases	377,847	373,715
Less: Allowance for loan and lease losses	(3,729)	(7,162)
Loans and leases, net	374,118	366,553
Federal Home Loan Bank stock	1,445	1,445
Office buildings and equipment, net	9,339	9,394
Other real estate owned	2,857	2,983
Goodwill	9,522	9,522
Core deposit intangible asset	1,623	1,854
Accrued interest receivable and other assets	7,384	9,216
Total assets	$666,254	$710,009
Liabilities and Stockholders' Equity
Liabilities
Deposits
Demand - noninterest bearing	$56,638	$58,530
Interest bearing	440,212	464,066
Total deposits	496,850	522,596
Securities sold under repurchase agreements	73,419	86,775
Federal Home Loan Bank advance	6,500	11,500
Subordinated debentures	10,000	10,000
Advances from borrowers for taxes and insurance	941	794
Accrued interest payable and other liabilities	6,611	6,881
Total liabilities	594,321	638,546
Stockholders' Equity
Common stock	1,789	1,789
Additional paid-in capital	11,584	11,584
Retained earnings	66,717	65,603
Accumulated other comprehensive income (loss), net	(955)	(1,552)
Treasury stock, at cost	(7,202)	(5,961)
Total stockholders' equity	71,933	71,463
Total liabilities and stockholders' equity	$666,254	$710,009

NSFC Press Release
July 26, 2007

NORTHERN STATES FINANCIAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
Three and six months ended June 30, 2007 and 2006
(In thousands of dollars, except per share data) (Unaudited)
	Three months ended		Six months ended
	June 30, 2007	June 30, 2006	June 30, 2007	June 30, 2006
Interest income
Loans (including fee income)	$6,813	$6,946	$13,396	$13,420
Securities
Taxable	2,357	2,061	4,979	4,197
Exempt from federal income tax	71	56	142	114
Federal funds sold and other	390	78	480	161
Total interest income	9,631	9,141	18,997	17,892
Interest expense
Time deposits	3,070	2,982	6,188	5,814
Other deposits	930	1,024	1,921	2,002
Repurchase agreements and federal funds purchased	917	564	1,911	1,267
Federal Home Loan Bank advances	64	64	177	127
Subordinated debentures	170	165	336	320
Total interest expense	5,151	4,799	10,533	9,530
Net interest income	4,480	4,342	8,464	8,362
Provision for loan and lease losses	0	0	(1,425)	0
Net interest income after provision for loan and lease losses	4,480	4,342	9,889	8,362
Noninterest income
Service fees on deposits	706	639	1,362	1,224
Trust income	216	182	427	398
Other operating income	488	463	787	752
Total noninterest income	1,410	1,284	2,576	2,374
Noninterest expense
Salaries and employee benefits	2,148	2,223	4,449	4,479
Occupancy and equipment, net	645	558	1,243	1,174
Data processing	448	416	827	795
Legal	83	88	222	190
Audit and other professional	287	325	584	652
Amortization of core deposit intangible asset	116	115	232	231
Printing and supplies	118	99	213	239
Other operating expenses	491	551	886	1,050
Total noninterest expense	4,336	4,375	8,656	8,810
Income (loss) before income taxes	1,554	1,251	3,809	1,926
Income tax expense (benefit)	507	339	1,233	471
Net income	$1,047	$912	$2,576	$1,455

Earnings per share	$0.25	$0.21	$0.61	$0.34